UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	98-1398788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada	V6H 3V9
(Address of principal executive offices)	(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below in Item 8.01 of this report with respect to the pre-funded warrants to be issued and sold in the Offering (as defined below) is incorporated by reference into this Item 1.01.

ITEM 7.01	REGULATION FD DISCLOSURE

On January 26, 2022, Zymeworks Inc. (“Zymeworks” or the “Company”) issued a press release announcing the filing of a preliminary prospectus supplement in connection with the Offering, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Additionally, on January 26, 2022, Zymeworks issued a press release announcing the pricing of the Offering, which was filed with the Canadian securities regulatory authorities in Canada on SEDAR. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto.

The information provided under this Item (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS

On January 26, 2022, Zymeworks entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Evercore Group L.L.C., as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), relating to the issuance and sale of 9,160,000 of the Company’s common shares and, in lieu of common shares, to certain investors, pre-funded warrants to purchase up to 3,340,000 common shares (together, the “Offered Securities”). The common shares are being offered at a price to the public of US$8.00 per share and the pre-funded warrants are being offered at a price of US$7.9999 per pre-funded warrant (the “Offering”), which will result in approximately US$93.5 million of net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,875,000 common shares. The Offering is expected to close on or about January 31, 2022, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s effective automatic shelf registration statement on Form S-3ASR (No. 333-259970) previously filed with the Securities and Exchange Commission (“SEC”) on October 1, 2021 and a related base prospectus included in the registration statement, as supplemented by a preliminary prospectus supplement dated January 26, 2022 and a final prospects supplement dated January 26, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, the Company and the executive officers and directors of the Company have entered into “lock-up” agreements with the Underwriters, which generally prohibit the sale, transfer or other disposition of common shares of the Company or securities convertible into, exchangeable for, exercisable for or repayable with common shares of the Company for a 60-day period, subject to certain exceptions.

The exercise price and the number of common shares issuable upon exercise of each pre-funded warrant is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares.

Each pre-funded warrant will be exercisable from the date of issuance until the date the pre-funded warrant is exercised in full. Each pre-funded warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of common shares purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. Subject to applicable law, upon exercise of a pre-funded warrant, a holder may elect to receive the same number of common shares as the number for which the pre-funded warrant is exercisable. Under the pre-funded warrants, the Company may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of common shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the total number of common shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions (as described in the pre-funded warrants), a holder of pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

The Underwriting Agreement and the form of pre-funded warrant are filed as Exhibit 1.1 and Exhibit 4.1 to this report, respectively, and are incorporated by reference herein. The description of the terms of the Underwriting Agreement and the form of pre-funded warrant is qualified in its entirety by reference to such exhibits. A copy of the opinion of Blake, Cassels & Graydon LLP relating to the legality of the issuance and sale of the Offered Securities is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated January 26, 2022

4.1	Form of Pre-Funded Warrant to Purchase Common Shares

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

99.1	Press Release issued by Zymeworks Inc. on January 26, 2022

99.2	Press Release issued by Zymeworks Inc. on January 26, 2022

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: January 27, 2022	By:	/s/ Neil A. Klompas
	Name: Title:	Neil A. Klompas Chief Operating Officer and Chief Financial Officer

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